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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  JANUARY 21, 2003



                           CASELLA WASTE SYSTEMS, INC.
             (Exact name of registrant as specified in its chapter)



       Delaware                        000-23211               03-0338873
----------------------------   -----------------------   ---------------------
(State or other jurisdiction   (Commission File Number)     (IRS Employer
      of incorporation)                                    Identification No.)



  25 GREENS HILL LANE, RUTLAND, VERMONT                       05701
--------------------------------------------            ----------------
  (Address of Principal Executive Offices)                 (Zip Code)


Registrant's telephone number, including area code:  (802) 775-0325
                                                     --------------



            --------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.


     Casella Waste Systems, Inc. (the "Company") announced on January 21, 2003 the pricing of its 9.75% senior subordinated notes in the aggregate principal amount of $150 million (the "Notes") to be issued in a previously announced institutional private placement. The Notes will be due 2013 and accrue interest payable semiannually. The Notes offering is expected to close on January 24, 2003. Concurrent with, and as a condition to, the closing of the Notes offering, the Company expects to obtain new senior secured credit facilities. The Company anticipates that the new senior secured credit facilities will provide for a $150 million term loan and a $175 million revolving credit facility. A copy of the press release announcing the pricing of the Notes is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated by reference herein.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c) Exhibits.

            See Exhibit Index attached hereto.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  CASELLA WASTE SYSTEMS, INC.



                                  By: /s/ Richard Norris
                                     ---------------------------------------
                                     Name:  Richard Norris
                                     Title: Chief Financial Officer


Date:  January 21, 2003

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                                   EXHIBIT INDEX

Exhibit Number        Description
--------------        -----------

     99.1             Press Release dated January 21, 2003.